EXHIBIT 21
ENTITIES OF ALLERGAN, INC.

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
1	Allergan Productos Farmaceuticos S.A.	Argentina
2	Allergan Australia Pty Limited	Australia
3	Allergan Medical Pty Ltd	Australia
4	Allergan N.V.	Belgium
5	Allergan Holdings B Ltd.	Bermuda
6	Allergan Holdings B1, Unltd.	Bermuda
7	Allergan Holdings B2, Unltd.	Bermuda
8	Systemic Pulmonary Delivery, Ltd.	Bermuda
9	Allergan Development Ventures I, L.P.	Bermuda
10	Allergan Produtos Farmacêuticos Ltda.	Brazil
11	Allergan Inc.	Canada
12	Allergan Pharmaceuticals Ireland	Cayman Islands
13	Allergan Holdings C, Ltd.	Cayman Islands
14	Allergan Laboratorios Limitada	Chile
15	Allergan Information Consulting (Shanghai) Co., Ltd.	China
16	Allergan de Colombia S.A.	Colombia
17	Allergan Costa Rica, S.R.L.	Costa Rica
18	Allergan ApS	Denmark
19	Allergan France S.A.S.	France
20	Allergan Holdings France SAS	France
21	Allergan Industrie S.A.S.	France
22	Pharm-Allergan GmbH	Germany
23	Allergan Hellas Pharmaceuticals Societe Anonyme	Greece
24	Allergan Asia Limited	Hong Kong
25	Allergan Hong Kong Limited	Hong Kong
26	Allergan Healthcare India Private Limited	India
27	Allergan India Private Limited*	India
28	Allergan Botox	Ireland
29	Allergan Development I	Ireland
30	Allergan Development II	Ireland
31	Allergan Pharmaceuticals Ireland	Ireland
32	Allergan Pharmaceuticals Holdings (Ireland)	Ireland
33	Allergan Services International, Limited	Ireland
34	McGhan Ireland Holdings Ltd.	Ireland
35	Seabreeze Silicone	Ireland
36	The Seabreeze Holdings LLC AGN Seabreeze LLC Limited Partnership	Ireland
37	Allergan Development Ventures I Ireland	Ireland
38	Allergan Israel Ltd.	Israel
39	Allergan S.p.A.	Italy
40	Allergan International YK	Japan
41	Allergan Japan K.K.	Japan
42	Allergan K.K.	Japan

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
43	Allergan NK	Japan
44	Allergan Korea Limited	Korea
45	Samil Allergan Limited	Korea
46	Allergan Luxembourg S.à r.l.	Luxembourg
47	Allergan Malaysia Sdn. Bhd.	Malaysia
48	Allergan, S.A. de C.V.	Mexico
49	Allergan Servicios Profesionales, S. de R.L. de C.V.	Mexico
50	Allergan B.V.	Netherlands
51	Allergan Services B.V.	Netherlands
52	McGhan Medical B.V.	Netherlands
53	Allergan Holdings B.V.	Netherlands Antilles
54	Allergan New Zealand Limited	New Zealand
55	Allergan AS	Norway
56	Allergan Healthcare Philippines, Inc.	Philippines (Republic of)
57	Allergan Spółka z ograniczoną odpowiedzialnością	Poland
58	Allergan C.I.S. SARL	Russia
59	Allergan Singapore Pte. Ltd.	Singapore
60	Allergan Pharmaceuticals (Proprietary) Limited	South Africa
61	Allergan, S.A.	Spain
62	Allergan Norden AB	Sweden
63	Allergan AG	Switzerland
64	Allergan Medical Sàrl	Switzerland
65	Allergan Pharmaceuticals Taiwan Co. Ltd.	Taiwan
66	Allergan (Thailand) Limited.	Thailand
67	Allergan Ilaçlari Ticaret Anonim Şirketi	Turkey
68	Allergan de Venezuela, C.A.	Venezuela
69	Allergan Middle East FZ-LLC	United Arab Emirates
70	Allergan Holdings Limited	United Kingdom
71	Allergan Limited	United Kingdom
72	Allergan Optical Irvine, Inc.	United States/CA
73	Allergan Sales Puerto Rico, Inc.	United States/CA
74	CUI Corporation	United States/CA
75	Herbert Laboratories	United States/CA
76	Inamed Development Company	United States/CA
77	Silicone Engineering, Inc.	United States/CA
78	AGN Seabreeze, LLC	United States/DE
79	Allergan Holdings, Inc.	United States/DE
80	Allergan Property Holdings, LLC	United States/DE
81	Allergan Puerto Rico Holdings, Inc.	United States/DE
82	Allergan Sales, LLC	United States/DE
83	Allergan Specialty Therapeutics, Inc.	United States/DE
84	Allergan USA, Inc.	United States/DE
85	Exemplar Pharma LLC	United States/DE

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
86	Inamed, LLC	United States/DE
87	Inamed Corporation	United States/DE
88	Map Pharmaceuticals, Inc.	United States/DE
89	Pacific Pharma, Inc.	United States/DE
90	Seabreeze LP Holdings, LLC	United States/DE

*	Except for Allergan India Private Limited, all of the above-named subsidiaries are 100% owned by the Registrant. Allergan India Private Limited is 51% owned by the Registrant.